                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No.: 333-86257

Supplement, Dated April 20, 2000, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:


                                  Number of Depositary Shares
                                  ---------------------------
Name of Selling Securityholder        Owned        Offered
--------------------------------  -------------  ------------
Salomon Smith Barney Inc.               149,600       149,600


Salomon Smith Barney Inc. was an initial purchaser in the June 1999 private placement offering through which the selling securityholders acquired their shares, resulting in material relationships between us and Salomon Smith Barney Inc.